Exhibit 10.12

Execution Version

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is dated as of May 18, 2018 by and between ADCARE OPERATIONS, LLC, a Georgia limited liability company (“Pledgor”), and PINECONE REALTY PARTNERS, II, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

A.Pursuant to that certain Loan Agreement, dated as of February 15, 2018 , by and among CP Property Holdings, LLC, a Georgia limited liability company, as borrower (the “CP Borrower”), Northwest Property Holdings, LLC, a Georgia limited liability company, as borrower (the “Northwest Borrower”), Attalla Nursing ADK, LLC, a Georgia limited liability company, as borrower (the “Attalla Borrower”), AdCare Property Holdings, LLC, a Georgia limited liability company, as borrower and guarantor (“AdCare Holdco”; the CP Borrower, the Northwest Borrower, the Attalla Borrower and AdCare Holdco are collectively referred to herein as “Borrowers” and each as a “Borrower”), Hearth & Home of Ohio, Inc., a Georgia corporation, as guarantor (the “HHO Guarantor”), Regional Health Properties, Inc., a Georgia corporation, as guarantor (the “RHP Guarantor”; the HHO Guarantor, AdCare Holdco and the RHP Guarantor are collectively referred to herein as the “Existing Guarantors” and each as an “Existing Guarantor”), and Lender (the “Loan Agreement”), Lender has made loans, advances and other extensions of credit to each Borrower.

B.A portion of the loans, advances and other extensions of credit under the Loan Agreement were used to settle or otherwise satisfy certain litigation claims against the Pledgor, which litigation claims, if adversely determined, could have reasonably been expected to have a material adverse effect on, and cause irreparable harm to, the operations, business, properties, condition (financial or otherwise) or prospects of RHP Guarantor and its Subsidiaries (collectively, the “Existing RHP Parties”), including Pledgor, taken as a whole, by (i) causing one or more defaults under the definitive documentation governing the outstanding Indebtedness of one or more Existing RHP Parties, (ii) enabling the lenders of such Indebtedness to accelerate such Indebtedness and foreclose on the collateral therefor and (iii) causing RHP Guarantor and its Subsidiaries to attempt to restructure such Indebtedness by commencing an Insolvency Proceeding, which would have reasonably been expected to result in the termination or rejection of the Operating Leases.

C.In connection with the initial loans, advances and other extensions of credit, the Credit Parties agreed, pursuant to Section 5.3 of the Loan Agreement, to cause, within 90 days of the date of the Loan Agreement, each subsidiary of Pledgor to transfer and assign to the appropriate subsidiary of AdCare Holdco the Operating Leases to which such subsidiary of Pledgor is a party, all of which Operating Leases are material to the operations, business, properties, condition (financial or otherwise) or prospects of the Existing RHP Parties, taken as a whole (the “AdCare Opco Assignment”).

D.The Credit Parties have informed Lender that, as of the date hereof, several Events of Default have occurred and are continuing under the Loan Agreement. As a result of the foregoing, Lender is currently entitled to accelerate all Obligations and other amounts outstanding under the Loan Agreement, which acceleration would have a material adverse effect on, and cause irreparable harm to, the operations, business, properties, condition (financial or otherwise) or prospects of the Existing RHP Parties, taken as a whole. The Credit Parties have requested Lender enter into that certain Forbearance Agreement, dated as of the date hereof, with the Borrowers and the Existing Guarantors, pursuant to which, among other things, Lender will agree to forbear from exercising certain rights with respect to the Specified Defaults (as defined in the Forbearance Agreement).

E.The Credit Parties have informed Lender that the AdCare Opco Assignment will not be able to be completed within such 90-day period and an Event of Default that is not a Specified Default will occur as a result of such failure to comply with Section 5.3 of the Loan Agreement, which would result in a Termination Event under, and as defined in, the Forbearance Agreement and enable Lender to accelerate all Obligations and other amounts outstanding under the Loan Agreement, which acceleration would have a material adverse effect on, and cause irreparable harm to, the operations, business, properties, condition (financial or otherwise) or prospects of the Existing RHP Parties, taken as a whole. As a result, the Credit Parties have requested Lender to agree to amend the Loan Agreement to eliminate the requirement to consummate the AdCare Opco Assignment.

F.As consideration for Lender’s agreement to forbear from exercising remedies with respect to the Specified Defaults and to eliminate the requirement in the Loan Agreement to consummate the AdCare Opco Assignment (each of which, if not agreed to by Lender, would reasonably be expected to have a material adverse effect on, and cause irreparable harm to, the operations, business, properties, condition (financial or otherwise) or prospects of the Existing RHP Parties (including Pledgor), taken as a whole, Pledgor has agreed to, among other things, guarantee (the “Guaranty”) the full and prompt payment of each Loan to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents pursuant to that certain Guaranty Agreement, dated as of the date hereof (the “Guaranty Agreement”) and to secure its obligations under the Guaranty by granting a security interest in the Pledged Collateral (as defined herein) in favor of Lender.

G.This Agreement is intended to provide security for the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement.  All capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided to such terms in the Loan Agreement and the Guaranty Agreement, as applicable.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to secure the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement, and the performance by Pledgor of all the terms, conditions, and provisions of this Agreement, Pledgor hereby agrees as follows:

article 1

PLEDGE AND ASSIGNMENT

1.1Pledge and Assignment.  As security for the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement, Pledgor hereby pledges to, and grants to Lender a security interest in, all right, title and interest of Pledgor in all of the following (collectively, the “Pledged Collateral”):

a.the Equity Interests listed on Schedule I hereto, including all membership interests, limited liability company interests and other equity interests (the “Pledged Interests”) in the issuers listed on Schedule I or any issuers hereafter acquired by the Pledgor (the “Issuers”) and any certificates representing the Pledged Interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests and any and all voting rights or other rights relating to the management of the Issuers;

b.all additional interests of Pledgor in the Issuers from time to time acquired by Pledgor in any manner (which interests shall be deemed to be part of the Pledged Interests), and any certificates representing such additional interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests;

c.all other property hereafter issued to Pledgor in substitution for or in addition to any of the foregoing, all certificates, if any, and instruments representing or evidencing such property, and all dividends, distributions, cash, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

d.all products and proceeds of all of the foregoing.

1.2Obligations Secured.  This Agreement is made in favor of Lender to secure payment of the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement.

1.3Delivery of Pledged Collateral.  If applicable, from time to time all certificates and instruments evidencing any of the Pledged Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto.  All such certificates and instruments evidencing any of the Pledged Interests shall be accompanied by duly executed instruments of transfer or otherwise in form and substance satisfactory to Lender.

article 2

Representations and Warranties

2.1Pledgor represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that:

a.Pledgor now is the sole and absolute owner of all right, title and interest in the Pledged Collateral with full right and title to assign the same, and there is no outstanding assignment, transfer, mortgage or pledge thereof and there are no restrictions thereon which would impair the transfer of the Pledged Collateral;

b.Pledgor has not executed and will not execute any assignment or security agreement or financing statement covering the Pledged Collateral other than to Lender;

c.Schedule I is true, correct and complete in all respects as to the Pledged Interests owned by Pledgor;

d.the Pledged Interests listed on Schedule I hereto are the only Equity Interests of any Issuer;

e.as of the date hereof, there are no existing options, warrants, calls, or commitments of any character whatsoever relating to the Pledged Interests owned by Pledgor;

f.the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement does not violate (i) the governing documents of Pledgor or any Issuer, or any indenture, mortgage or agreement to which Pledgor is a party or by which Pledgor’s properties or assets may be bound, (ii) any restriction on such transfer or encumbrance of such Pledged Collateral or (iii) any securities law or other Applicable Law;

g.(i) Each Issuer has expressly elected not to have its membership interests treated as securities under and governed by Article 8 of UCC, (ii) the Pledged Collateral is not currently evidenced by a limited liability company certificate and (iii) Pledgor shall not permit any Issuer to make any such election or cause any such Pledged Collateral to be evidenced by a limited liability company certificate without the prior written consent of Lender in its sole and absolute discretion; and

h.the address specified in Section 4.10 hereof for Pledgor is the principal place of business and chief executive office of Pledgor.

article 3

COVENANTS REGARDING PLEDGED COLLATERAL

3.1Further Assurances; Possession of Pledged Collateral.  Pledgor shall execute and deliver to Lender all assignments, endorsements, powers, hypothecations and other documents requested at any time and from time to time by Lender with respect to the Pledged Collateral and shall deliver to Lender any dividends thereon (upon demand by Lender after notice has been provided thereto, which notice shall be provided no later than five days after declaration of such dividend) or splits thereof in each case to effectuate the terms of this Agreement.  Until the later of the payment in full of the Obligations or the termination of this Agreement, Lender shall hold possession of all instruments at any time representing or evidencing the Pledged Collateral.

3.2Preservation of Pledged Collateral.  Pledgor represents and warrants that it is the sole legal and beneficial owner of and has good and marketable title to the Pledged Interests (or, in the case of after-acquired Pledged Collateral, at the time Pledgor acquires rights in the Pledged Collateral, will be the sole legal and beneficial owner thereof) free and clear of any liens, other than Permitted Liens and liens in favor of Lender hereunder.  Pledgor will, at its own cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may reasonably request in order to protect the lien granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and will defend the title to the Pledged Collateral and the liens of Lender thereon against the claims of other Persons.  Lender shall be under no duty to: (a) collect any of the Pledged Collateral or any moneys due or to become due thereunder; (b) give any notices with respect to the Pledged Collateral; (c) preserve or maintain any of the Pledged Collateral (except to the extent delivered to Lender); or (d) preserve rights of Pledgor against prior parties to the Pledged Collateral.

3.3Voting Rights.  So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to securities pledged hereunder or any part thereof; provided, however, that Pledgor shall not at any time, without Lender’s prior written consent, cast any vote or give or grant any consent, waiver or ratification or take any other action which could: (a) materially and adversely affect the value of the Pledged Collateral (or any portion thereof) or interfere with the practical realization to Lender of the rights afforded to Lender under this Agreement; (b) violate the terms of this Agreement or any of the Loan Documents; (c) impair the validity or priority of the security position or interests of Lender in any manner whatsoever; or (d) cause an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, and, following notice from Lender, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to this Section shall cease, and all such rights shall become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

3.4Lender’s Rights.  Upon the occurrence of an Event of Default:

a.Lender may, at its option, and without notice to Pledgor or any other party, sell or otherwise dispose of any or all of the Pledged Collateral.  The occurrence or non‑occurrence of an Event of Default hereunder shall in no manner impair the ability of Lender to demand payment of any portion of the Obligations which are payable on demand and/or payable pursuant to the Loan Documents.  Lender shall have all of the rights and remedies of a secured party under the applicable UCC and under other Applicable Laws.  In addition to all other rights available to it under Applicable Laws or otherwise, Lender, in conjunction with the assignment, pledge or transfer of any of the Obligations by Lender, shall have the right to assign therewith Lender’s rights in any of the Pledged Collateral, and any assignee, pledgee or transferee shall have the rights of Lender hereunder with respect to the Pledged Collateral so assigned, pledged or transferred.

b.Any written notice of the sale, disposition, or other intended action by Lender with respect to the Pledged Collateral which is required by Applicable Laws and is sent by certified mail, postage prepaid, to Pledgor at Pledgor’s address specified in Section 4.10 hereof at least ten (10) Business Days prior to such sale, disposition, or action shall constitute reasonable notice to Pledgor.

c.Pledgor recognizes that Lender may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire all or a part of the Pledged Collateral for its own account, for the Loans and all other Obligations, and not with a view of the distribution or resale thereof.  Pledgor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Pledged Collateral were sold at public sale and that Lender has no obligation to delay the sale of such Pledged Collateral for the period of time necessary to permit the registration of such Pledged Collateral for public sale under any securities laws.  Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any partial sale or other disposition of the Pledged Collateral, Pledgor will execute all applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization and will otherwise use its best efforts to secure the same.  In addition, if the Pledged Collateral is disposed of pursuant to Rule 144 of the Securities Act (“Rule 144”), Pledgor agrees to complete and execute a “Form 144,” or comparable successor form, at Lender’s request; and Pledgor agrees to provide any material adverse information in regard to the current and prospective operations of any entity whose membership interest or stock constitutes all or a portion of the Pledged Collateral of which Pledgor has knowledge and which has not been publicly disclosed, and Pledgor hereby acknowledges that Pledgor’s failure to provide such information may result in criminal and/or civil liability.

d.For so long as such Default or Event of Default continues and before the Pledged Collateral has been sold, Lender shall be entitled to remove any or all of the managers of each Issuer (the “Managers”) and appoint any representatives of Lender or any other person or entity, as Lender elects, to be the Manager(s) in order to fill the vacancy created by such removal and the members of the Issuers shall not have the right to remove the Managers so appointed by Lender or to elect a sole Manager or any new or additional Managers.

3.5.Limitations in Organizational Documents.  Any limitations contained in the articles or organization, operating agreements or other organizational documents of the Issuers (“Organizational Documents”) inconsistent with the provisions of this Agreement shall be deemed waived until the Loans to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents, the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement have all been fully and finally paid and performed, including, without limitation any provision that requires approval of actions by a “Majority in Interest” and provisions requiring the approval of the Managers for certain actions.  Notwithstanding anything contained in any Issuer’s Organizational Documents to the contrary, all restrictions on transfer and assignability of any member’s interests in such Issuer shall be inapplicable, and of no force and effect, as to any transfer of any interests in such Issuer to Lender (or any nominee affiliate, successor, assignee or transferee thereof) or other person in accordance with this Agreement.

3.6.HUD Loans.  Notwithstanding anything contained in this Agreement to the contrary, if any provision contained in any Organizational Documents of Issuers with loans insured by the U.S. Department of Housing and Urban Development (“HUD”), or any provision in the loan documents for such HUD-insured loans, requires approval of HUD and/or the lender whose loan is insured by HUD (the “HUD Lender”) in order for Lender to cause any of the Pledged Collateral to be transferred following an Event of Default, then (i) Lender shall notify HUD and the HUD Lender, as applicable, of its intention to cause such transfer and (ii) Lender shall not cause such transfer to be made without the consent of HUD or the HUD Lender, as applicable, unless Lender determines that such transfer would not cause a default or event of default under such loan documents.

article 4

ADDITIONAL PROVISIONS

4.1Costs and Expenses.  All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by or on behalf of Lender in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Pledged Collateral (collectively, the “Liquidation Costs”), together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of the Obligations, from the date of payment until repaid in full, shall be paid and shall constitute and become a part of the Obligations secured hereby.  Any proceeds of sale or other disposition of the Pledged Collateral will be applied by Lender to the payment of Liquidation Costs and the balance of such proceeds (if any) will be applied by Lender toward the payment of the Loans to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents, the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement (whether then due or not), at such time or times and in such order and manner of application as Lender may from time to time in its sole discretion determine.

4.2No Duty to Act.  Nothing contained in this Agreement or any of the other Loan Documents shall be construed as requiring Lender to take any particular enforcement or remedial action or combination of enforcement or remedial actions at any time.

4.3Remedies Not Limited; Partial Exercise.  All of Lender’s rights and remedies, whether provided under this Agreement, the other Loan Documents, at law, in equity, or otherwise shall be cumulative and none is exclusive.  Such rights and remedies may be enforced alternatively, successively or concurrently, and Pledgor hereby agrees that Lender may enforce its rights separately hereunder with respect to individual items or classes of Pledged Collateral without waiving or prejudicing in any respect Lender’s rights hereunder with respect to any other items or classes of Pledged Collateral.  Lender may exercise any other right or remedy which may be available to it under this Agreement, the Loan Agreement or Applicable Law, including, without limitation, the remedies set forth in Article 11 of the Loan Agreement, or may proceed by appropriate court action to enforce the terms hereof, to recover damages for the breach hereof, or to rescind this Agreement in whole or in part.

4.4Mitigation of Damages.  To the extent permitted by Applicable Laws, Pledgor hereby waives any notice or other mandatory requirements of Applicable Laws, now or hereafter in effect, which might require Lender to sell, lease or otherwise use any of the Pledged Collateral in mitigation of Lender’s damages; provided, however, that Pledgor does not waive any legal requirement that Lender act in a commercially reasonable manner.

4.5No Waivers by Lender.  No failure of Lender to exercise, or delay by Lender in the exercise of, any of its rights and remedies granted herein following the occurrence of a Default or an Event of Default shall constitute a waiver of any of Lender’s rights with respect to such Default or Event of Default or any subsequent Default or Event of Default (whether or not similar).  Any failure or delay by Lender to require strict performance by Pledgor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument, shall not affect Lender’s right to demand strict compliance and performance therewith.

4.6Waiver of Notice and Hearing Regarding Probable Cause by Pledgor. Pledgor acknowledges being advised of a constitutional right, as to pre-judgment relief as may be sought by Lender through the process of a court, to notice and a court hearing to determine whether, upon an Event of Default, there is probable cause to sustain the validity of Lender’s claim and whether Lender is entitled to possession of the Pledged Collateral.  Being so advised, Pledgor, in regard to such relief and to the fullest extent permitted by Applicable Laws, hereby voluntarily gives up, waives and surrenders any right to a notice and hearing to determine whether there is probable cause to sustain the validity of Lender’s claim.  Any notices required pursuant to any state or local law shall be deemed reasonable if mailed by Lender to Pledgor at Pledgor’s address specified in Section 4.10 hereof at least ten (10) Business Days prior to disposition of the Pledged Collateral, and in reference to a private sale, need state only that Lender intends to negotiate such a sale.

4.7Additional Waivers.  In addition, and without limitation on any waivers contained in this Agreement or the other Loan Documents:

a.	Pledgor hereby unconditionally waives any defense to the enforcement of this Agreement based on the characterization of Pledgor as a guarantor and without limitation.
b.

The Obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to Pledgor, nor shall any of the following give Pledgor any recourse or right of action against Lender:

(1)	Any express or implied amendment, modification, renewal, addition, supplement, extension (including extensions beyond the original term) or acceleration of or to any of the Loan Documents;
(2)	Any exercise or non‑exercise by Lender of any right or privilege under the Loan Documents;
(3)

Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Pledgor, or any guarantor (which term shall include any other party at any time directly or contingently liable for any Credit Party’s Obligations under the Loan Documents) or any affiliate of Pledgor or any guarantor, or any action taken with respect to the Loan Documents by any trustee or receiver, or by any court, in any such proceeding, whether or not Pledgor shall have had notice or knowledge of any of the foregoing;
(4)

Any release or discharge of any Credit Party or any guarantor from its liability under any of the Loan Documents or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Obligations evidenced by the Loan Documents;

(5)

Any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any or all of the Pledged Collateral or any other collateral described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto;

(6)	Any assignment or other transfer of any of the Loan Documents;
(7)	Any acceptance of partial performance of the Obligations;
(8)	Any transfer or consent to the transfer of any Healthcare Facility or any portion thereof or any collateral described in the Loan Documents or otherwise; and
(9)	Any bid or purchase at any sale of any collateral described in the Loan Documents or otherwise, or the release of the same by Lender.
c.	Pledgor unconditionally waives any defense to the enforcement of this Agreement, including:
(1)	All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement or any Loan Document;
(2)

Any right to require Lender to proceed against any other Person (including without limitation, any Credit Party or any guarantor) at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

(3)

The defense of any statute of limitations affecting the liability of Pledgor hereunder, the liability of any Credit Party or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

(4)	Any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or any disability of any Credit Party, Pledgor or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of any Credit Party, Pledgor or any guarantor;

(5)

Without limitation on clause (4) above, any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any Credit Party or any principal of any Credit Party or any defect in the formation thereof;

(6)

Any defense based upon the application by any Credit Party of the proceeds of the Loans or other Obligations for purposes other than the purposes represented by such Credit Party to Lender or intended or understood by Lender or Pledgor;

(7)

Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Pledgor or the rights of Pledgor to proceed against any other Credit Party for reimbursement, or both;

(8)	Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
(9)

Any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(10)	Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;
(11)

Any duty of Lender to advise Pledgor of any information known to Lender regarding the financial condition of any Credit Party, or any guarantor all other circumstances affecting any Credit Party or any guarantor’s ability to perform its Obligations to Lender, it being agreed that Pledgor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

(12)	Any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Lender now has or may hereafter have against any other Person or any benefit of, or any right to participate in, any security now or hereafter held by Lender.

d.Bankruptcy Proceeding.  So long as any of the Loans or Obligations shall be owing to Lender, Pledgor shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against any other Credit Party.  In any bankruptcy or other proceeding in which the filing of claims is required by law, Pledgor shall file all claims which Pledgor may have against any other Credit Party relating to any indebtedness of such Credit Party to Pledgor and shall assign to Lender all rights of Pledgor thereunder.  If Pledgor does not file any such claim, Lender, as attorney‑in‑fact for Pledgor, is hereby authorized to do so in the name of Pledgor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Pledgor hereby assigns to Lender all of Pledgor’s rights to any such payments or distributions; provided, however, Pledgor’s Obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution.  If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under the Guaranty Agreement.  Notwithstanding anything to the contrary herein, the liability of Pledgor hereunder shall be reinstated and revised, and the rights of Lender shall continue, with respect to any amount at any time paid by or on behalf of Pledgor on account of the Promissory Note or the other Loan Documents which Lender shall restore or return by reason of the bankruptcy, insolvency or reorganization of Pledgor or for any other reasons, all as though such amount had not been paid.

e.Subrogation.  Pledgor understands that the exercise by Lender of certain rights and remedies may affect or eliminate Pledgor’s right of subrogation against any Credit Party and that Pledgor may therefore incur partially or totally nonreimbursable liability hereunder.  Nevertheless, Pledgor hereby authorizes and empowers Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Pledgor that the Obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.  Notwithstanding any other provision of this Agreement or the Loan Documents to the contrary, until the Loans to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents, the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement have all been fully paid and performed, Pledgor hereby waives and releases any claim or other rights which Pledgor may now have or hereafter acquire against any other Credit Party or any guarantor of all or any of the Obligations of Pledgor hereunder that arise from the existence or performance of Pledgor’s Obligations under this Agreement or any of the other Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against any Credit

Party, any guarantor or any collateral which Pledgor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any Credit Party, any guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

f.Additional Waivers.  Pledgor shall not be released or discharged, either in whole or in part, by Lender’s failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the Obligations of any Credit Party or any guarantor, or (ii) protect the property covered by such lien or security interest.

4.8Lender’s Actions.  Lender may take or release the Pledged Collateral or other security, may release any party primarily or secondarily liable for any Indebtedness to Lender, may grant extensions, renewals or indulgences with respect to such Indebtedness, and may apply any other security therefor held by it to the satisfaction of such Indebtedness, all without prejudice to any of its rights or Pledgor’s Obligations hereunder or under any of the other Loan Documents.

4.9Liability for Loss.  Lender shall not be liable for any loss to the Pledged Collateral in its possession, nor shall such loss diminish the debt due, except for loss caused by Lender’s willful misconduct or gross negligence.

4.10Notices.  All notices, consents, approvals and requests required or permitted under this Agreement or any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or, with respect to routine or administrative notices (but specifically excluding notices of Default, Events of Default or acceleration of the Loans) by electronic mail, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

Pinecone Realty Partners II, LLC

315 S. Beverly Drive, Suite 404

Beverly Hills, CA 90212

If to Pledgor:

454 Satellite Boulevard

Suite 100

Suwanee, GA 30024

A Notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or, in the case of electronic mail, at the time of delivery.

4.11Further Assurances.  Pledgor will promptly and duly execute and deliver to Lender such further documents and assurances and take such further actions as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder.

4.12Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, Pledgor, Lender, and their respective successors and assigns.

4.13Assignment.  Pledgor acknowledges that it may not assign any of its rights or delegate any of its duties under this Agreement.  Lender may assign all of its right, title and interest in and to this Agreement and the Pledged Collateral to any transferee of the Loans or other Obligations that is transferred in accordance with the terms of the Loan Agreement.

4.14Governing Law; Venue, etc.

a.THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

b.ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND PLEDGOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

c.Pledgor expressly acknowledges and agrees that the provisions of this Section 4.14 are reasonable and made for the express benefit of Lender.

4.15Trial by Jury.  PLEDGOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS

HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 4.15 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

4.16No Oral Modifications or Waivers.  This Agreement shall not be modified nor any of its provisions waived except by a writing signed by the party against whom such modification or waiver is sought to be enforced.

4.17Termination of Agreement; Release of Security Interest.  Upon the satisfaction in full in cash of all amounts owing with respect to the Loans to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents, the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement, this Agreement shall terminate without further action by Lender; provided, however, that this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Loans to and other sums owed by, and all other Obligations of, each Borrower under the Loan Agreement and the other Loan Documents, the Guaranty and payment and performance of all other Obligations of Pledgor under the Guaranty Agreement shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.  Upon termination of this Agreement, Lender will return the Pledged Collateral, if applicable, to Pledgor upon request therefor and will execute and deliver to Pledgor any releases, termination statements or similar instruments of reconveyance as Pledgor may reasonably request.  All such instruments and documents shall be prepared by Pledgor and filed or recorded by Pledgor, at Pledgor’s sole expense, and Lender shall not have any duty, obligation or liability with respect thereto.

4.18Joint and Several Obligations.  If this Agreement is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such persons and their respective heirs, executors, administrators, legal representatives, successors and assigns.

4.19Severability.  Any provision of this Agreement or of any related instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by Applicable Laws, Pledgor hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect; provided, however, that to the extent any provision of this Agreement violates any contract in effect as of the date hereof to which Pledgor is a party or Applicable Law and such waiver is ineffective, such provision of this Agreement shall be deemed automatically amended or modified to the extent necessary, and only to the extent necessary, to ensure this Agreement does not violate such contract or Applicable Law.

4.20Headings.  The section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

4.21Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile machine, portable document format (“PDF”) or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement.  The effectiveness of any such documents and signatures shall, subject to Applicable Laws, have the same force and effect as manually signed originals and shall be binding on Pledgor and Lender.  Lender may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.  No party may raise the use of a telecopier, facsimile machine, PDF or other electronic means, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine, PDF or other electronic means, as a defense to the enforcement of this Agreement.

4.22Loan Document. This Agreement shall constitute a Loan Document and a Collateral Document. It shall be an immediate Event of Default under the Loan Agreement if Pledgor or any other Credit Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or if any representation or warranty made by Pledgor or any other Credit Party under or in connection with this Agreement shall be untrue, false or misleading in any respect when made.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the undersigned Pledgor has executed and delivered this Agreement under seal as of the day and year first written above.

PLEDGOR:

ADCARE OPERATIONS, LLC, a Georgia limited liability company

By: __________________________________

Name: Brent Morrison

Title: Manager

[Signature Page to Pledge Agreement]

SCHEDULE I

PLEDGED INTERESTS

Name of Issuer	Type of Organization	Jurisdiction of Organization	Class of Equity Interest	Percentage of Outstanding Equity Interests
NW 61st Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Little Rock HC&R Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Woodland Hills HC Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Northridge H&R Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Erin Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Homestead Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Park Heritage Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Valley River Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Mountain View Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Woodland Manor Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
CP Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
QC Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
ADK Georgia, LLC	Limited Liability Company	Georgia	Membership Interest	100%
APH&R Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%

Mountain Top ALF, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Eaglewood Village, LLC	Limited Liability Company	Georgia	Membership Interest	100%
2014 HUD Master Tenant, LLC	Limited Liability Company	Georgia	Membership Interest	100%
KB HUD Master Tenant, LLC	Limited Liability Company	Georgia	Membership Interest	100%
RMC HUD Master Tenant, LLC	Limited Liability Company	Georgia	Membership Interest	100%
ER Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Benton Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Rose Missouri Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Sumter N&R, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Mt. Kenn Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Glenvue H&R Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
Georgetown HC&R Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%
CSCC Nursing, LLC	Limited Liability Company	Georgia	Membership Interest	100%

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